UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2020

SANDRIDGE PERMIAN TRUST

(Exact name of Registrant as specified in its charter)

Delaware	001-35274	45-6276683
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis Street, 16th Floor Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 14, 2020, SandRidge Permian Trust (the “Trust”) filed a Current Report on Form 8-K (the “Original Form 8-K”) that included, in a press release filed as an exhibit thereto and incorporated by reference into Item 8.01 thereof, information regarding the sale by Avalon Energy, LLC, the sponsor of the Trust, to Montare Resources I, LLC of assets associated with certain of Avalon’s interests in specified oil and natural gas properties located in Andrews County, Texas, unburdened by the applicable portion of the royalty interests held by the Trust, and the required release by the Trust of such portion of the royalty interests. The Trust is filing this amendment to the Original Form 8-K to report such release of a portion of the Trust’s royalty interests under Item 2.01.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

On October 13, 2020, Avalon Energy, LLC (“Avalon”) notified the Trust that on October 12, 2020, Avalon and Montare Resources I, LLC (“Montare”) entered into a Purchase and Sale Agreement, effective as of September 1, 2020, whereby Avalon sold wells and related assets associated with certain of its interests in specified oil and natural gas properties located in Andrews County, Texas (the “Underlying Properties”) to Montare, unburdened by the applicable portion of the royalty interests held by the Trust (the “Royalty Interests”), for approximately $4.9 million in accordance with Avalon’s contractual rights set forth in the Amended and Restated Trust Agreement governing the Trust (the “Trust Agreement”) and the conveyancing documents pursuant to which the Royalty Interests were conveyed to the Trust (the “Conveyances”) (the “Montare Sale”). Prior to the Montare Sale, Avalon engaged an independent petroleum engineering firm to determine the fair value of all wells burdened by Royalty Interests (the “Trust wells”). Avalon informed the Trust that Avalon then sold to Montare those Trust wells having a collective value of $4.9 million, leaving the 65 most valuable Trust wells burdened by Royalty Interests. The wells sold to Montare include 483 shut-in wells and 338 other wells with negative present value and 428 wells with positive present value. The Royalty Interests released by the Trust in connection with the Montare Sale represented approximately 32% of the fair value of the Royalty Interests at September 1, 2020, as determined by an appraisal prepared for Avalon by an independent petroleum engineering firm. The wells sold to Montare represented approximately 76% of production attributable to the Trust's Royalty Interests for the month ended August 31, 2020 (the most recent month for which production data is available). As required by the terms of the Trust Agreement, an officer of Avalon certified to the Trust that (i) the gross purchase price received by Avalon for the sale of the Underlying Properties was less than $5 million and (ii) the cash proceeds received by the Trust in respect of the Royalty Interests to be released in connection with such sale represents Fair Value (as defined in the Trust Agreement) to the Trust for such Royalty Interests. A copy of the independent petroleum engineering firm’s valuation report has been provided to the Trustee. The Montare Sale was completed on October 13, 2020, and all of the $4.9 million of proceeds that Avalon received from such sale have been paid to the Trust as fair value for the Royalty Interests required to be released by the Trustee in connection with the Montare Sale in accordance with Section 3.02 of the Trust Agreement. These proceeds will be distributed by the Trust, less any withholdings as determined by the Trustee, to Trust unitholders with the quarterly distribution, if any, for the three-month period ending December 31, 2020 (which primarily relates to production attributable to the Trust’s Royalty Interests from September 1, 2020 to November 30, 2020) in accordance with the terms of the Conveyances granting the Royalty Interests to the Trust. Such distribution is expected to occur in late February 2021.

The Trust is providing in this Current Report on Form 8-K pro forma financial information relating to the disposition of the Royalty Interests required to be released in connection with the Montare Sale. Such pro forma financial information is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

ITEM 8.01.	Other Events.

On October 14, 2020, the Trust issued a press release with respect to (a) an unsolicited exchange offer made on October 13, 2020 by SRPT Acquisition, LLC, a wholly owned subsidiary of PEDEVCO Corp., and (b) the Montare Sale. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

Pro forma financial information as of September 30, 2020 and for the nine months ended September 30, 2020 and the year ended December 31, 2019, filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d)	Exhibits.

99.1*	Press Release dated October 14, 2020.

99.2	Pro Forma Financial Information.

*       Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE PERMIAN TRUST

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By: /s/ SARAH NEWELL
Name: Sarah Newell
Title: Vice President

Date: November 13, 2020